Exhibit 10.18

Dated [•] June 2015

JEFFERIES LOANCORE (EUROPE) LIMITED
as Seller

and

LCRT HOLDINGS LLC
as Purchaser

_____________________________________________

JEFFERIES LOANCORE (EUROPE) LIMITED

UK LOAN SALE AGREEMENT
_____________________________________________

Paul Hastings (Europe) LLP
Ten Bishops Square, Eighth Floor
London E1 6EG

Tel: +44 (0) 20 3023 5100
Fax: +44 (0) 20 3023 5109

Table of Contents

Page

1.	DEFINITIONS AND INTERPRETATION	1
2.	SALE AND PURCHASE	4
3.	ASSURANCE	6
4.	CONSIDERATION	6
5.	CO-OPERATION	6
6.	COMPLETION	7
7.	WARRANTIES AND REPRESENTATIONS	8
8.	NO AGENCY OR PARTNERSHIP	10
9.	PAYMENTS	10
10.	LIABILITY	10
11.	NON PETITION	10
12.	WAIVER	11
13.	NOTICES	11
14.	VARIATIONS	11
15.	COUNTERPARTS	12
16.	GOVERNING LAW AND JURISDICTION	12
SCHEDULE 1 REPRESENTATIONS AND WARRANTIES		13
SCHEDULE 2 COMPLETION DELIVERABLES		16

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THIS AGREEMENT is made on [•] June 2015

BETWEEN:

(1)	JEFFERIES LOANCORE (EUROPE) LIMITED, a company registered in Ireland with company number 542933 whose registered address is at Pinnacle 2, EastPoint Business Park, Dublin 3, Ireland as lender (the “Seller”); and

(2)	LCRT HOLDINGS LLC, a Delaware limited liability company, whose registered office is at 55 Railroad Ave. #100 Greenwich, CT 06830 USA (the “Purchaser”).

WHEREAS:

(A)	The Seller owns the Neptune Loan and the PBN B2 Note Loan.

(B)	On the terms and subject to the conditions of this Agreement, the Seller has agreed to sell and the Purchaser has agreed to purchase the Loans.

IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Borrower” means, with respect to each Loan, each “Borrower” with respect to that Loan;

“Borrower Facility Agent” means Situs Asset Management Limited in its capacity as facility agent and any successor or assignee thereof under the Loan Agreements;

“Borrower Security Trustee” means Situs Asset Management Limited in its capacity as borrower security trustee and its successors and assigns pursuant to the Loan Security Agreements;

“Closing Date” means the date on which the transfer of the Mortgage Loans shall be made being on or about 7 July 2015 at the time agreed upon by the parties;

“Custodian” means any custodian appointed by Purchaser to accept custody of the Mortgage File.

“Duty of Care Agreement” means the duty of care agreement pursuant to which the Property Manager has undertaken to exercise reasonable skill, care and diligence in performing its obligations under the Property Management Agreement and to comply in full with the terms of and fulfil its obligations set out in the Property Management Agreement;

“Fee Letter” means any letter between, amongst others, the Borrower Facility Agent, the Borrower Security Trustee and the Borrowers setting out certain fees payable in relation to the Loan Agreements;

“Guarantor” means each guarantor under the Loan Agreements;

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“Intercreditor Deed” means the intercreditor deed dated 21 January 2015 between, amongst others, the Seller, the Borrower Security Trustee and the Borrower Facility Agent relating to the PBN Whole Loan;

“Loan” means each of the PBN B2 Note Loan and the Neptune Loan;

“Loan Agreements” means the Neptune Facility Agreement and the PBN Facility Agreement;

“Loan Documents” means, each Loan Agreement, each Fee Letter, each Duty of Care Agreement, each transfer certificate, each utilisation request, each accession letter, the Intercreditor Deed, the PBN B Note Intercreditor Deed, each Loan Security Agreement, and any other document designated as such by the Borrower Facility Agent;

“Loan Security Agreement” means any security agreement (howsoever described) pursuant to which the Obligors have created, inter alia, mortgages over the Properties, and/or mortgages or security interests over any shares or units in the Property Owners, assignments of rents, account pledges and floating charges or any other security, guarantee, indemnity or other assurance to secure their respective obligations under the Loan Documents;

“Mortgage” means a security interest in land created by a written instrument securing the payment of a debt owed by the Borrower to the Borrower Security Trustee, granting the Borrower Security Trustee a first ranking legal mortgage over the relevant Property and the related liquidation proceeds upon enforcement;

“Mortgage File” means copies of the documents listed below pertaining to the Loans:

(a)	the Loan Agreements and all amendments and supplements thereto;

(b)	the Mortgages and/or other Loan Security Agreements for each Property;

(c)	environmental reports of the Properties in connection with the origination of the Loan;

(d)	property management agreement and property adviser agreement or similar agreements for each Property;

(e)	the Intercreditor Deed;

(f)	the PBN B Note Intercreditor Deed;

(g)	all amendment, assumption, modification, written assurance and substitution agreements, in those instances where the terms or provisions of the Loan Agreement, any mortgage or any related security document or other document listed herein have been modified; and

(h)	any guarantee of the obligations of the Borrowers under the Loans.

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“Mortgagor” means the grantor of a Mortgage;

“Neptune Facility Agreement” means the £13,157,500 facility agreement dated 11 September 2014 between Aube Property Holdings Limited as borrower, Jefferies LoanCore (Europe) Limited as original lender and Situs Asset Management Limited as Facility Agent and Security Trustee;

“Neptune Loan” means the loan made pursuant to the terms of the Neptune Facility Agreement which, as of the date of this Agreement, has an outstanding principal balance of £11,169,997.01;

“Obligor” means each Borrower and each Guarantor;

“Original Valuation” means the independent valuation of the related Property or Properties provided to the Seller on or around the date of each Loan;

“PBN A Note” means the senior tranche of the PBN Whole Loan which as of the date of this Agreement has an outstanding principal balance of £69,682,998;

“PBN B Note Intercreditor Deed” means the intercreditor deed to be entered into on or about the Closing Date between lenders of the PBN B1 Note Loan, the PBN B2 Note Loan and the PBN B3 Note Loan, the Borrower Security Trustee and the Borrower Facility Agent relating to the PBN B1 Note Loan, the PBN B2 Note Loan and the PBN B3 Note Loan;

“PBN B1 Note Loan” means a subordinate tranche of the PBN Whole Loan which as of the date of this Agreement has an outstanding principal balance of £5,807,410 and pursuant to the Intercreditor Deed and the PBN B Note Intercreditor Deed ranks junior to the PBN A Note but senior to the PBN B2 Note Loan and the PBN B3 Note Loan;

“PBN B2 Note Loan” means a subordinate tranche of the PBN Whole Loan which as of the date of this Agreement has an outstanding principal balance of £19,983,501 and pursuant to the Intercreditor Deed and the PBN B Note Intercreditor Deed ranks junior to the PBN A Note and PBN B2 Note Loan but senior to the PBN B3 Note Loan;

“PBN B3 Note Loan” means a subordinate tranche of the PBN Whole Loan which as of the date of this Agreement has an outstanding principal balance of £14,176,091 and pursuant to the Intercreditor Deed and the PBN B Note Intercreditor Deed ranks junior to the PBN A Note, the PBN B1 Note Loan and the PBN B2 Note Loan;

“PBN Facility Agreement” means the £109,650,000 facility agreement dated 21 January 2015 between, inter alios, the Kilmona Investments Limited as borrower, Jefferies LoanCore (Europe) Limited as the original lender and Situs Asset Management Limited as security trustee and facility agent;

“PBN Whole Loan” means the loan made pursuant to the terms of the PBN Facility Agreement which, as of the date of this Agreement, has an outstanding principal balance of £109,650,000;

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“Property” means each property securing the obligations of the Obligors under the Loans, and “Properties” means any or all of them, as the context requires;

“Property Owners” means the owner of a Property;

“Property Manager” means a property manager appointed pursuant to a Property Management Agreement in relation to a Property as permitted under the terms of a Loan Agreement;

“Property Management Agreement” means a property management agreement with respect to a Property entered into in relation to the Loan Agreement;

“Purchaser Assets” means the Loans and the Purchaser’s interest in the Related Security and all monies derived therefrom from time to time, which will be sold to the Purchaser on the Closing Date;

“Related Security” means, collectively, the Loan Security Agreements, the Duty of Care Agreement and any other security agreements securing the Loans;

“Repurchase Price” means a price equal to the sum of the following (in each case, without duplication) as of the date of such repurchase: (i) the then outstanding principal balance of the relevant Loan, discounted based on the percentage amount of any discount that was applied when such Loan was purchased by the Purchaser, plus (ii) accrued and unpaid interest on such Loan, plus (iii) any unreimbursed advances, plus (iv) accrued and unpaid interest on advances on the Loan, plus (v) any reasonable costs and expenses (including, but not limited to, the cost of any enforcement action, incurred by the Purchaser in connection with any such repurchase by the Seller); and

“Transfer Certificate” means, as the context requires, a transfer certificate substantially in the form of transfer certificate scheduled to the Loan Agreements.

1.2	For the purposes of this Agreement, save where the context otherwise requires any references to “Related Security” means the Seller’s interest (in its capacity as lender in respect of the Neptune Loan and the PBN B2 Note Loan only) immediately prior to the Closing Date in the Loan Security Agreements, the Duty of Care Agreement and any other security agreements securing the Loans that are transferred hereunder.

2.	SALE AND PURCHASE

2.1	Sale and Purchase

Subject to the terms and conditions of this Agreement, the Seller agrees to transfer to the Purchaser all of its rights and obligations, title, interests and benefits (present and future), in each case, in its capacity as lender, in, to, under and/or connected with the Loans and its interest in the Related Security with respect to the Loans.

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2.2	Terms of Sale

It shall be a term of the transfer referred to in Clause 2.1 (Sale and Purchase) above that the Seller, with full title guarantee as lender in relation to the Loans shall transfer on the Closing Date:

(a)	subject to the subsisting rights of redemption of the Borrowers, all rights, title interests and benefits of the Seller (both present and future) in its capacity as lender in, to, under and/or connected with the Loans, and its interest in the Related Security with respect to the Loans including, for the avoidance of doubt and without limitation:

(i)	its right as lender to demand, sue for, recover, receive and give receipts for all moneys payable or to become payable in respect of the Loans; and

(ii)	its benefit of and its right to sue on all covenants with and undertakings to or for its benefit in respect of the Loans, as applicable, and its interest in the Related Security with respect to the Loans and its right to exercise all rights and powers of the Seller in relation to the Loans, as applicable; and

(iii)	all estate, title and interest in the Properties vested in the Seller as security for the Loans, subject to redemption or cesser; and

(iv)	all reports, valuations, opinions, certificates and consents given in connection with the Loans, which are assignable or transferable to the Purchaser and all of its causes and rights of action against any person in connection with any report, valuation, opinion, certificate, consent or other statement of fact or opinion given in connection with the Loans, as applicable;

(v)	(subject to the subsisting rights (if any) of a Mortgagor) all the estate, rights, title, interests and benefits of the Seller in each insurance policy taken out in respect of the Properties including, without limitation, the right (if any) to receive the proceeds of any claim;

(vi)	all scheduled payments of interest and principal due on or with respect to the Loans after the Closing Date; and

(vii)	all other payments of interest, principal, indemnities for costs and expenses or any other amounts received on or with respect to the Loans after the Closing Date.

(b)	all rights under all subordination or intercreditor agreements relating to the Loans, (including, without limitation, with respect to the PBN B2 Note Loan, the Intercreditor Deed and the PBN B2 Note Loan).

2.3	Transfers and Assignments

(a)	The transfer of the Loans and the Seller’s interest in the Related Security with respect to the Loans will be effected by execution by the Seller, the Purchaser and the Borrower Facility Agent of a Transfer Certificate with respect to each Loan in the form required pursuant to the respective Loan Agreement.

(b)	In addition to the Transfer Certificates, with respect to the sale of the PBN B2 Note Loan, the Purchaser shall also execute a deed of accession to the Intercreditor Deed and the PBN B Note Intercreditor Deed in the form required pursuant to thereto and deliver the same to the Borrower Facility Agent.

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2.4	Transfer of Related Security

The Seller, in consideration of the amounts payable in terms of Clause 4 (Consideration) and subject only to satisfaction of the conditions referred to in Clause 6.1 (Conditions Precedent), hereby assigns (to the extent if any not otherwise assigned pursuant to Clause 2.3 (Transfers and Assignments)) to and in favour of the Purchaser with effect from the Closing Date all of the rights, title, interests and benefits of the Seller, present and future, in and to its interest in the Related Security with respect to the Loans and the security trusts insofar as they relate to the Loans in terms of which such interests in the Related Security is held by the Borrower Security Trustee.

2.5	Trust

If, on (or at any time after) the Closing Date, the Seller holds, or there is held to its order, or the Seller receives, or there is received to its order, (otherwise than following a repurchase under Clause 7.4 (Remedy for Material Breach) any property, interest, right or benefit hereby agreed to be sold or transferred and/or the proceeds thereof, the Seller undertakes with the Purchaser that it will hold such property, interest, right or benefit and/or the proceeds thereof upon trust for the Purchaser as the beneficial owner thereof or as the Purchaser may direct and in the case of proceeds shall forthwith pay such proceeds to such account as the Purchaser may specify. Similarly, if at any time after the Closing Date the Purchaser holds, or there is held to its order, or it receives, or there is received to its order, any property, interest, right or benefit which is repurchased by the Seller under Clause 7.4 (Remedy for Material Breach) and/or the proceeds of any thereof, the Purchaser undertakes with the Seller that it will hold such property, interest, right or benefit and/or the proceeds thereof upon trust for the Seller as beneficial owner thereof or as the Seller may direct and shall account to the Seller for such sums as the Seller may direct.

3.	ASSURANCE

The parties hereto agree that they will fully co-operate to do all such further acts and things and execute or sign any further deeds, documents, notices or confirmations as may be necessary to give full effect to the arrangements contemplated by this Agreement, in particular (but without limitation) to perfect any assignment and transfer contemplated herein or to effect any registration of rights in any relevant land registry or to transfer any title which grants the right to immediately enforce a right.

4.	CONSIDERATION

The consideration payable by the Purchaser to the Seller for the assignment of the Loans, the Seller’s interests in the Related Security with respect to the Loans and all other rights, title, interests and benefits transferred hereunder in respect thereof shall be an amount equal to the aggregate of:

(a)	the outstanding principal balance of the Loans on the Closing Date; plus

(b)	any accrued and unpaid interest on the Loans up to and including the date immediately preceding the Closing Date,

(the “Purchase Price”).

5.	CO-OPERATION

The Seller shall provide all reasonable co-operation to the Purchaser during the term of this Agreement and, without prejudice to the generality of the foregoing, shall upon reasonable notice, permit the Purchaser and its authorised employees and agents and other persons nominated by either of them, to review its files in relation to the Loans, and any related books of account and records, and the Seller will give promptly all such information, facilities, explanations and copies of documents relating to the Loans, and all other property, interests, rights, benefits or obligations hereby agreed to be assigned as any such person may reasonably request; provided, however, that the Seller shall not be required to deliver and the Purchaser shall not be authorised to review any communications which are subject to legal professional privilege, internal correspondence, credit analysis or any other information the disclosure of which is prohibited by law.

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6.	COMPLETION

6.1	Conditions Precedent

(a)	The sale and purchase of the Loans shall be subject to and conditional upon the payment of the Purchase Price by the Purchaser to the Seller in accordance with Clause 4 (Consideration) in the manner and at the time agreed between the parties.

(b)	The obligation of the Purchaser to pay the Purchase Price and to purchase the Loans is subject to and conditional on:

(i)	delivery (or waiver by the Purchaser) of the related obligations on the part of the Seller in Clause 6.3 (Closing Deliverables); and

(ii)	as of the Closing Date, (1) no material part of any Property having been destroyed or damaged or become subject to any actual or threatened taking by eminent domain or condemnation as determined by Purchaser in its sole discretion, and (2) no event having occurred or condition existing with respect to the underlying Borrowers or the Loans (whether or not such event arises to an event of default under the related Loan Agreement) which has an adverse effect on the value or credit quality of the Loans or the Properties or the creditworthiness of the underlying Borrowers as determined by Purchaser in its sole discretion.

(c)	The Purchaser or the Seller may terminate this Agreement on or prior to the Closing Date if the conditions set out in Clause 6.1(b) are not satisfied at any time on or prior to the Closing Date or if the Seller notifies the Purchaser in writing that any of the representations and warranties set out in Schedule 1 (Representations and Warranties) are not true and correct in respect of the Seller. On or prior to the Closing Date, the Purchaser or the Seller may provide a written notice to the other party notifying them of the termination of this Agreement in accordance with this Clause 6.1(c) and this Agreement will terminate with effect from the date specified in such notice. For the avoidance of doubt, any notice of termination can only be delivered prior to completion of the sale and purchase of the Loans.

(d)	The parties shall use reasonable endeavours to satisfy the conditions for the sale and the purchase of the Loans on a timely basis.

6.2	Time and Venue

Completion of the transfer of the Loans shall be conditional on completion on the Closing Date and immediately upon satisfaction of the conditions referred to in Clause 6.1 (Conditions Precedent) above, the steps listed in Clause 6.4 (Completion) below shall take place, and each of which shall be deemed to take place simultaneously and simultaneously with the satisfaction of the conditions referred to in Clause 6.1 (Conditions Precedent) above.

6.3	Closing Deliverables

On or before the Closing Date, but prior to the payment of the Purchase Price, the Seller shall deliver, or procure that there is delivered, to the Purchaser or its representative the items listed in Schedule 2 (Completion Deliverables).

6.4	Completion

(a)	On the Closing Date the Seller shall deliver, or shall cause to be delivered to the Purchaser, or as it may direct, the Transfer Certificates substantially in the form of the transfer certificates required under the Loan Agreement duly executed by the Seller together with the schedule required under the terms of the Loan Agreement and the remainder of the Mortgage File;

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6.5	Payment

On the Closing Date, and subject to the Seller having performed its obligations under Clause 6.3 (Completion), the Purchaser shall procure the remittance by telegraphic transfer to the account designated by the Purchaser (such account details to be notified to the Purchaser) of the sum required pursuant to Clause 4 (Consideration) above to be paid to the Seller as consideration for the Loans and the Seller’s interest in the Related Security with respect to the Loans including all the rights referred to in Clause 2.2 (Terms of Sale) above, for value on the date agreed between the parties.

7.	WARRANTIES AND REPRESENTATIONS

7.1	Representations and Warranties in Schedule 1

The Seller makes the warranties and representations set forth in Schedule 1 (Representations and Warranties) to the Purchaser as at the Closing Date in respect of or in relation to the Loans sold pursuant to this Agreement and the Seller’s interest in the Related Security with respect to the Loans by reference to the facts and circumstances prevailing at the Closing Date.

7.2	Reliance

The Seller acknowledges that:

(a)	the warranties and representations set out in Schedule 1 (Representations and Warranties) and this Clause 7 (Warranties and Representations) given by it are made with a view to inducing the Purchaser in reliance thereon to enter into this Agreement and the Purchaser has relied and will rely solely upon such warranties and representations notwithstanding any information in fact possessed or discoverable by the Purchaser or otherwise disclosed to it; and

(b)	prior to entering into this Agreement and prior to the Closing Date, the Purchaser has not made nor will it have made any enquiries, searches or investigations which a prudent purchaser of similar assets would normally make, including without limitation, any enquiries or searches of or in respect of the Borrowers and/or the Loans and/or the Related Security and/or the sums receivable under or in respect of the Loans or the Related Security and/or the terms and conditions of the Loans and/or the Related Security and/or as to the creditworthiness and/or the suitability of the Borrowers and/or in respect of the value, title or condition of the Properties and/or the legality, validity and perfection and/or adequacy and/or enforceability of the Loans and/or the transfer thereof pursuant to this Agreement.

7.3	Further Assurance

The Seller undertakes in respect of the Loans and the Seller’s interest in the Related Security with respect to the Loans, that it will proceed with all due diligence to do and complete all such acts and things, and execute and sign any necessary deeds, documents, notices or confirmations, as may be requested by the Purchaser to perfect the title of the Purchaser to the Loans and the Seller’s interest in the Related Security with respect to the Loans and the other rights in the interest and benefits sold or transferred hereunder.

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7.4	Remedy for Material Breach

(a)	In the event of there being a material breach of any of the representations and warranties of the Seller contained in Schedule 1 (Representations and Warranties) in relation to any Loan, the Seller shall, within 90 days of receipt of written notice of such breach from the Purchaser, remedy the matter giving rise to such breach of representation or warranty if such matter is capable of remedy. If such matter is not capable of remedy or is not so remedied within the said period of 90 days, the Purchaser may sell and the Seller shall, if required by the Purchaser, repurchase (at the Seller’s expense) all the rights, title, interest and benefit of the Purchaser in, to and under the relevant Loan and the Seller’s interest in the Related Security with respect to that Loan as referred to in Clause 2.2 (Terms of Sale) above (the “Reacquired Assets”) for an aggregate amount equal to the Repurchase Price. Any sale and purchase of Reacquired Assets pursuant to this Clause 7.4 shall, be effected in such manner as the Seller may agree with the Purchaser including, without limitation, sub-participation.

(b)	The Seller undertakes to notify the Purchaser in writing (and as soon as practicable upon becoming aware of the same) of any matter or thing which becomes known to it and which is a breach which is likely to be considered material in the reasonable opinion of the Purchaser of any of the said representations and warranties which would enable the Purchaser to exercise its rights under this Clause 7.4.

(c)	The Purchaser will have no other remedy in respect of a material breach as set out in Clause 7.4(a) above, unless the Seller fails to repurchase the relevant Loan and the Purchaser’s interest in the Related Security in accordance with this Agreement.

7.5	Completion of any Repurchase

(a)	Completion of any repurchase under Clause 7.4(a) above shall take place not later than 90 days after receipt by the Seller of written notice of the relevant breach from the Purchaser, when the Seller shall pay to the Purchaser or as the Purchaser shall direct.

(b)	Any repurchase by the Seller of any Reacquired Assets shall constitute a full discharge and release of the Seller from any claims which the Purchaser may have against the Seller arising from such breach of representation or warranty in relation to the Loan and the Related Security.

7.6	Representations of the Seller in relation to itself

The Seller hereby represents, as at the date hereof, to the Purchaser that:

(a)	it is duly incorporated and validly existing as a corporation under the laws of of its country of incorporation;

(b)	it has full power under its constitutive documents, and all necessary authority has been obtained and action taken, for it to own its assets, carry on its business as it is now being conducted, and execute, sign, deliver, and perform the transactions contemplated in this Agreement and this Agreement constitutes the legal, valid and binding obligations of it;

(c)	neither the Seller nor any person owning more than a 10 per cent. direct or indirect ownership interest in the Seller is a “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or a person currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation and Seller and each person owning a direct or indirect ownership interest in the Seller is in full compliance with all applicable orders, rules, regulations and recommendations of OFAC.

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(d)	the signing and delivery of this Agreement does not contravenes or constitute a default under, or cause to be exceeded any limitation on it or the powers of its directors imposed by or contained in, (i) any law by which it or any of its assets is bound or affected, (ii) its constitutive documents or (iii) any agreement to which it is a party or by which any of its assets is bound; and

(e)	it has duly obtained or made each authorisation, approval, consent, licence, exemption or registration required on its part for or in connection with the execution and performance of each of this Agreement and any matters contemplated hereby have been unconditionally obtained and are in full force and effect.

8.	NO AGENCY OR PARTNERSHIP

It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any relationship of agency or partnership between any of the parties and that in fulfilling its obligations hereunder, each party shall be acting entirely for its own account.

9.	PAYMENTS

All payments to be made pursuant to this Agreement shall be made in sterling in immediately available funds and shall be deemed to be made when they are received by the payee.

10.	LIABILITY

The Purchaser acknowledges to and agrees with the Seller that:

(a)	no breach of any of, nor any act or omission in respect of, the provisions of Clause 7.1 (Representations and Warranties in Schedule 1) and the representations and warranties in Schedule 1 (Representations and Warranties) shall give rise to any claim for damages on the part of the Purchaser against the Seller and the sole remedy of the Purchaser in respect thereof shall be to take such action under Clause 7.4 (Remedy for Material Breach) as may be available to it and that no breach of, nor any act or omission in respect of, any warranty or representation other than those representations and warranties contained in Schedule 1 (Representations and Warranties) shall entitle the Purchaser to require the Seller to repurchase the Loan sold pursuant to this Agreement and the Seller’s interest in the Related Security with respect to the Loans in accordance with Clause 7.4 (Remedy for Material Breach) or otherwise, provided that this sub-Clause 10(a) shall not in any way whatsoever limit the remedies available to the Purchaser (or the exercise thereof) if the Seller, having become bound to repurchase the Loan sold pursuant to this Agreement and the corresponding interest in the Related Security in accordance with Clause 7.4 (Remedy for Material Breach), fails to do so; and

(b)	subject and without prejudice to sub-Clause 10(a) above, the Seller shall not have any liability or responsibility (whether in any case, contractual or tortuous, express or implied) for any loss or damage for or in respect of any breach of, or any act or omission in respect of, any Obligor’s obligations under the Loan and/or the Seller’s interest in the Related Security with respect to the Loan or the Seller’s obligations hereunder other than loss or damage directly (and not indirectly or consequentially) suffered by the Purchaser or the assets of the Purchaser by reason of such breach, act or omission.

11.	NON PETITION

The Seller agrees not to institute against, or join any other person in instituting against the Purchaser any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings or other proceedings under U.S. federal or state bankruptcy or similar laws in any jurisdiction until at least one year and one day. This Clause 11 (Non-Petition) shall survive the termination of this Agreement for any reason whatsoever.

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12.	WAIVER

Any exercise or failure to exercise any right under this Agreement shall not (unless otherwise herein provided) constitute a waiver of that or any other right.

13.	NOTICES

Except as may be otherwise agreed between the parties, all communications hereunder shall be made in writing to the relevant party by personal delivery or by courier or first-class registered mail, or the closest local equivalent thereto, or by email or facsimile transmission confirmed by personal delivery or by courier or first-class registered mail as follows:

To the Seller:	Jefferies LoanCore (Europe) Limited

Jefferies LoanCore (Europe) Limited

Pinnacle 2

EastPoint Business Park

Dublin 3, Ireland

Attention:	Chris Wilson

Email:	CWilson@loancorecapital.com

To the Purchaser:	c/o LoanCore Realty Trust, Inc.

55 Railroad Avenue, Suite 100

Greenwich, CT 06830

Attention:	Jordan Bock

Telephone Number:	(203) 861-6065

Facsimile Number:	(203) 861-6006

or to such other address, telephone number or facsimile number as either party may notify to the other in accordance with the terms hereof from time to time. Any communications hereunder shall be effective upon receipt.

14.	VARIATIONS

This Agreement may only be varied in writing signed by duly authorised signatories on behalf of the parties hereto.

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15.	COUNTERPARTS

This Agreement may be executed (manually or electronically) in one or more counterparts, and each such counterpart (when executed) shall be an original. Such counterparts shall together constitute one and the same instrument.

16.	GOVERNING LAW AND JURISDICTION

16.1	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England.

16.2	Subject as provided below, each party hereto hereby agrees for the benefit of the other parties that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings (together referred to as “Proceedings”) arising out of or in connection with this Agreement may be brought in such courts.

16.3	Subject as provided below, the Purchaser and the Seller irrevocably submit to the jurisdiction of such courts and waive any objection to any Proceedings in respect of the Agreement in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

16.4	The Purchaser irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London EC2V 7EX as its agent for service of process in respect of any Proceedings in England.

16.5	Each of the Purchaser and the Seller irrevocably submits to the jurisdiction of such courts and waives any objection to any Proceedings in respect of the Agreement in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum.

IN WITNESS whereof the parties hereto have executed this Agreement on the day and year first before written.

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SCHEDULE 1
REPRESENTATIONS AND WARRANTIES

(a)	The Loans carry a right to repayment of principal in an amount not less than the Purchase Price paid or deemed paid for the Loans by the Purchaser based on its principal amount outstanding on the Closing Date.

(b)	Interest is charged on each Loan at such a rate as may be determined in accordance with the provisions of the relevant Loan Agreement.

(c)	Pursuant to the terms of the Loan Agreements, the Borrowers are not entitled to exercise any right of set-off (except to the extent provided by law or in the Loan Agreement) against the Seller under the Loan Agreement in respect of any amount that is payable under the Loan Agreement.

(d)	With the exception of a further commitment of £545,000 in relation to the Neptune Loan which is the only future funding obligation under the Loan Agreements and which commitment shall be assumed by the Purchaser, the Loan Agreements contain no obligation to make any further advances which remains to be performed by the Seller on the Closing Date and no part of any advance pursuant to the Loans has been retained by the Seller pending compliance by the Borrowers or any other party with any other conditions.

(e)	The Seller or the Borrower Facility Agent has, since the origination of the Loans, kept full and proper accounts, books and records showing clearly all transactions, payments, receipts, proceedings and notices relating to the Neptune Loan and the PBN Whole Loan and which are complete and accurate in all material respects; all such accounts, books and records are up to date and are held by, or to the order of, the Seller or, as the case may be, the Borrower Facility Agent and, subject to completion of any registration or recording which may be pending, the documents of title relating to the Properties and the Seller’s files are in the possession of or held to the order of the Borrower Security Trustee.

(f)	The Properties are situated in the United Kingdom.

(g)	In relation to the Properties, the Borrowers or Property Owners had, as at the date upon which the relevant advance was made or of the acquisition, subject to the matters disclosed during the course of the due diligence carried out in connection with the origination or acquisition of the Loans, a good and marketable title to the Properties.

(h)	In relation to the Properties, the title of the Borrowers or Property Owners to the Properties has been registered at the relevant land registry.

(i)	The Property Owners were the sole legal and beneficial owners of the Properties free (save for the Related Security and save for any encumbrance which (i) was taken into account at the time the relevant Loan was made, or (ii) is postponed to and ranks in priority behind the Related Security by virtue of a deed of priority or postponement or ranking agreement or (iii) as created, ranked in point of priority behind the Related Security) from any encumbrance which would materially adversely affect such title or the value for mortgage purposes set out in the valuation referred to in paragraph (t) below (including any encumbrance contained in any agreement for lease, occupational lease or licence or other right of occupation or right to receive rent to which the Properties may be subject from time to time (an “Occupational Lease”) or any similar document relevant to the Properties).

(j)	The Seller is not aware (from any information received by it in the course of administering the Neptune Loan and the PBN Whole Loan without further inquiry) of any circumstances giving rise to a material reduction in the value of the Properties since the funding or acquisition date of the Neptune Loan and the PBN Whole Loan other than market forces affecting the values of the properties comparable to the Properties in the area where it is located.

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(k)	Each Loan constitutes a valid and binding obligation of, and is enforceable against, the Borrowers, subject to general principles of law limiting the same, as set out in the legal opinions referred to in the Loan Agreement.

(l)	Subject, in the case of Mortgages required to be registered or recorded at the relevant land registry, to such registration or recording, each Mortgage is a legal, valid and subsisting first ranking fully perfected security interest on the Property to which it relates and constitutes a legal, valid and binding obligation of, and is enforceable against the Borrowers or Property Owners, subject to general principles of law limiting the same, as set out in the legal opinions referred to in the Loan Agreement. Where registration at the Land Registry is required all necessary priority period protective searches have been carried out and the application to register such security interest has been or is in the process of being made to the proper office within the priority period in the required form accompanied by the prescribed registration fee.

(m)	The Seller is the sole legal and beneficial owner of the Loans and is the sole beneficial owner of the Related Security in relation to the Loans, free and clear of all encumbrances, claims and equities and subject to the interests of the other creditors as governed by the Intercreditor Deed and, in relation to the PBN B2 Note Loan, the PBN B Note Intercreditor Deed.

(n)	The Borrower Security Trustee or Seller is the sole legal owner of the Mortgages (subject to necessary registration and recordings), subject to the trust declared by the Borrower Security Trustee over its interest in the Mortgages, free and clear of all encumbrances, overriding interests (other than those to which the Properties are subject), claims and equities (including without limitation, rights of set-off or counterclaim) and there were at the time of completion of the Mortgages or acquisition of the Loan relating to the Mortgages, no adverse entries of encumbrances or other such claims or equities or applications for adverse entries of encumbrances, claims or equities against any title registered at the relevant land registry or registered at any other registry on which entries would rank prior to the Borrower Security Trustee’s or the Seller’s interests in the Mortgages.

(o)	The legal and beneficial right, title and interest of the Seller in the Loan and the related interest in the Related Security may be assigned absolutely, or as the case may be, by operation of law or pursuant to the Loan Sale Agreement, to the Purchaser and such transfer does not violate any provision of the Loan Agreement.

(p)	Prior to the advancing of the Neptune Loan and the PBN Whole Loan and the granting of any Related Security in each case: (i) the Seller commissioned a due diligence procedure which initially or after further investigation disclosed nothing which caused it to decline to proceed with the advance on its agreed terms; and (ii) the Seller was not aware of any matter or thing affecting the title of the Borrowers or Property Owners to any part of the Related Security which caused it to decline to proceed with the advance on its agreed terms.

(q)	To the best of the Seller’s knowledge (having made no investigation in respect thereof) no report on title given by a lawyer in connection with its origination of the Mortgages, any Related Security and the Neptune Loan or the PBN Whole Loan was negligently or fraudulently prepared by the relevant lawyer.

(r)	The Properties securing the Neptune Loan and the PBN Whole Loan were valued by a qualified surveyor or valuer appointed by the Seller and independent from the Seller.

(s)	To the best of the Seller’s knowledge, as a commercial property lender and not, for the avoidance of doubt, as a valuer and having made no enquiries in relation thereto, each Original Valuation given in connection with the Neptune Loan and the PBN Whole Loan was not fraudulently undertaken by the related valuer and to the best of the Seller’s knowledge (as a commercial property lender only and not, for the avoidance of doubt, as a valuer) such Original Valuation did not disclose any fact or circumstance that if disclosed would have caused the Seller to decline to proceed with its origination of the Neptune Loan or, as applicable the PBN Whole Loan.

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(t)	To the best of the Seller’s knowledge after using reasonable endeavours to ensure the same: (i) with regard to the Properties securing the Neptune Loan and the PBN Whole Loan, the Properties are covered by insurance on the Properties and plant and machinery (including fixtures and improvements); (ii) third party liability insurance is in place; and (iii) the relevant insurance policy for the Properties which are commercial properties provides cover in respect of three years’ loss of rent with respect to such commercial Properties.

(u)	The Seller has not received and (insofar as the Seller is aware) neither the Borrower Facility Agent nor the Borrower Security Trustee has received written notice that any insurance policy is about to lapse on account of failure by the relevant entity maintaining such insurance to pay the relevant premiums.

(v)	Prior to the date of the origination of the Neptune Loan and the PBN Whole Loan, to the best of the Seller’s knowledge, each of the Neptune Loan and the PBN Whole Loan and any relevant Related Security and the circumstances of the Borrowers satisfied in all material respects the lending criteria of the Seller.

(w)	The Seller has not received written notice and the Seller is not aware of (without having made any specific enquiries) the bankruptcy, liquidation, receivership, administration, examinership or a winding up or administrative order or dissolution made against the Borrowers or Property Owner.

(x)	The particulars of the Mortgages and other elements of the Related Security have been registered and perfected (or will be registered and perfected with respect to those Mortgages where registration or recording is pending at the relevant land registry) in a manner compliant with English or other applicable law.

(y)	Since the date of origination of the Neptune Loan and the PBN Whole Loan, no amount of principal or interest due from the Borrowers has at any time been more than 14 days overdue as at the Closing Date.

(z)	The Seller is not aware of any material default, material breach or material violation under any Loan Agreement or any Mortgage or the Related Security which has not been remedied, cured or waived or of any outstanding material default, material breach or material violation by the relevant Borrowers under any Mortgage, the Related Security or the Neptune Loan and the PBN Whole Loan or of any outstanding event which with the giving of notice, the expiration of any applicable grace period or making of any determination, would constitute such a default, breach or violation.

(aa)	The Seller has performed in all material aspects all of its obligations under or in connection with the Loans and so far as the Seller is aware none of the Borrowers has taken or threatened to take any action against the Seller, the Borrower Facility Agent or the Borrower Security Trustee for any material failure on the part of the Seller, the Borrower Facility Agent or the Borrower Security Trustee under the Loans or Related Security to perform any such obligations.

(bb)	The Seller is not aware of any litigation or claim calling into question in any material way the Seller’s or the Borrower Security Trustee’s title to the Loans, its Related Security or the Mortgages.

(cc)	Neither the Seller nor (so far as the Seller is aware) the Borrower Facility Agent or the Borrower Security Trustee received written notice of any default or forfeiture or irritancy of any Occupational Lease granted in respect of the Properties or of the insolvency of any tenant of the Properties which would, in any case, render the Properties unacceptable as security for the Neptune Loan or the PBN Whole Loan (as applicable) in the context of the applicable lending criteria.

(dd)	Prior to making the initial advance under the Neptune Loan and the PBN Whole Loan, (i) no express recommendation was received by the Seller from a qualified surveyor or valuer to carry out any environmental audit, survey or report of the Properties which was not pursued, unless otherwise determined by the Seller to not be necessary to perform prior to such origination or acquisition, and (ii) if any such environmental audit, survey or report was performed prior to such origination or acquisition, the results of any such environmental audit, survey or report which was procured by the Seller would have been taken into account in the Original Valuation.

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SCHEDULE 2
COMPLETION DELIVERABLES

1.	Each Transfer Certificate duly executed by the parties thereto.

2.	A duly executed accession deed for the accession of the Purchaser to the Intercreditor Deed in the form prescribed under the Intercreditor Deed.

3.	A duly executed accession deed for the accession of the Purchaser to the PBN B Note Intercreditor Deed in the form prescribed under the PBN B Note Intercreditor Deed.

4.	All necessary consents under the Loan Agreements, the Intercreditor Deed and the PBN B Note Intercreditor Deed in order to effect the terms of this Agreement.

5.	A servicing tape from the Borrower Facility Agent reflecting the current escrow and reserve funds actually on deposit on the Closing Date with respect to each Loan.

6.	Receipt by the Purchaser of a certificate from the Custodian to the effect that the Custodian is holding the Mortgage File for each Loan, substantially in the form required by the related custodial agreement.

7.	The Purchaser having provided such documentation or evidence as may be requested by the Seller or any services provider of the Seller in order for the Seller, or for any such services provider of the Seller, to carry out and be satisfied that it has complied with all necessary identifications checks or other similar checks to meet its obligations under any applicable law in relation to the receipt of the funds representing the Purchase Price.

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SIGNATURES

JEFFERIES LOANCORE (EUROPE) LIMITED (as Seller)

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Loan Sale Agreement]

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LCRT HOLDINGS LLC

(as Purchaser)

By:
Name:
Title:

[Signature Page to Loan Sale Agreement]

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